UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2007 (May 22, 2007)

AEROFLEX INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

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DELAWARE (State or Other Jurisdiction of Incorporation)	000-02324 (Commission File Number)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York (Address of Principal Executive Offices)		11803 (Zip Code)
Registrant’s telephone number including area code: (516) 694-6700
No change since last report (Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 22, 2007, Aeroflex Incorporated (the "Company") issued a press release announcing that its Board of Directors (the "Board") has determined, in accordance with the terms of the Agreement and Plan of Merger ("Merger Agreement"), dated as of March 2, 2007, by and among AF Holdings, Inc., AF Merger Sub, Inc. and the Company, that the revised proposal received from The Veritas Capital Fund III, L.P. ("Veritas"), pursuant to which the Company's stockholders would receive $14.50 per share in cash, constitutes a Superior Proposal (as such term is defined in the Merger Agreement). In making this determination, the Company's Board was assisted by Bear, Stearns & Co. Inc. and Banc of America Securities LLC, its financial advisors, and by Skadden, Arps, Slate, Meagher & Flom LLP, its outside legal counsel.

On May 22, 2007, the Board gave written notice to an affiliate of General Atlantic and Francisco Partners that it is prepared to terminate the Merger Agreement to enter into an agreement with respect to the Superior Proposal received from Veritas. As a result, the Company will be entitled to terminate the Merger Agreement if such affiliate of General Atlantic and Francisco Partners does not make, within three business days following the receipt of such notice, a binding, written and complete proposal that would cause the proposal received from Veritas to no longer constitute a Superior Proposal. In the event of a termination of the Merger Agreement by the Company, General Atlantic and Francisco Partners will be entitled to a $15 million fee from the Company, plus the payment of General Atlantic's and Francisco Partners' expenses up to $7.5 million. As discussed in the Company's Form 8-K dated May 14, 2007, General Atlantic and Francisco Partners have contested the Board's determination that Veritas is an Excluded Party (as such term is defined in the Merger Agreement) and may claim to be entitled to a $30 million fee from the Company, plus the payment of General Atlantic's and Francisco Partners' expenses up to $7.5 million, in the event of a termination of the Merger Agreement by the Company.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated May 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President
and Chief Financial Officer

Dated: May 23, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 22, 2007.